Exhibit 99.1

Aterian Reports Second Quarter 2022 Results

Reports Second Quarter 2022 Net Revenue of $58.3 Million

Sees Preliminary Signs of Relief in Container Shipping Costs, Company is Gradually Resuming New Product Development

NEW YORK, August 8, 2022 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•	Second quarter 2022 net revenue declined 14.5% to $58.3 million, compared to $68.2 million in the second quarter of 2021.
•	Second quarter 2022 gross margin improved to 53.8%, compared to 48.0% in the second quarter of 2021.
•	Second quarter 2022 contribution margin improved to 9.7% from 8.3% in the second quarter of 2021, primarily due to product mix.
•

Second quarter 2022 operating loss of $(10.1) million increased, compared to a gain of $4.5 million in the second quarter of 2021.  Second quarter 2022 operating loss includes a gain of $1.7 million from the change in fair value of earn-out liabilities and $6.0 million of non-cash stock compensation while second quarter 2021 operating income included $23.3 million of benefit from the change in fair value of earn-out liabilities and $4.9 million of non-cash stock compensation.

•

Second quarter 2022 net loss of $(16.3) million improved from $(36.3) million in the second quarter of 2021. Second quarter 2022 net loss includes $6.0 million in net charges from the changes in fair value of warrants, $6.0 million of non-cash stock compensation and a gain of $1.7 million from the net change in fair value of earn-out liabilities while second quarter 2021 included a $23.3 million benefit from the change in fair value of earn-out liabilities, a $(29.8) million loss from extinguishment of debt, a $(4.4) million loss from the change in fair value of warrants, $(4.9) million of non-cash stock compensation,  and a $(1.9) million charge associated with a derivative liability from our term loan.

•	Second quarter 2022 adjusted EBITDA of $(3.7) million was flat as compared to $(3.7) million in the second quarter of 2021.
•	As planned, no new products were launched in the second quarter of 2022 compared with 19 in the second quarter of 2021.
•	Total cash balance at June 30, 2022 was $34.8 million.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, "We continue to see overall success with our efforts to protect market share across our product portfolio despite the pressures of inflation and high shipping costs. We attribute this quarter’s year over year decline in sales mainly to the overall softness in consumer demand that is affecting the entire retail sector as well as continued supply chain issues." Mr. Sarig continued "On the bright side, we are seeing a decline in the cost of shipping containers as global demand subsides and we are optimistic that if the current price trajectory continues, we should be well positioned to reignite growth in 2023. Our focus in the near term is on normalizing inventory levels for products procured at an inflated cost basis so that we can restock inventory while benefiting from lower shipping costs and positioning us for a return to a double digit contribution margin."

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, August 8, 2022, at 5:00 p.m. Eastern Time.  To access the call, participants from within the U.S. should dial (833) 636-1351 and participants from outside the U.S. should dial (412) 902-4267. Participants need to ask to be joined into the Aterian, Inc. call.  Participants may also access the call through a live webcast at https://ir.aterian.io/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. The archived online replay will be available for a limited time after the call in the Investor Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a leading technology-enabled consumer product platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world's largest online marketplaces with a focus on Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding the strength of our balance sheet; our ability to reignite growth; our ability to retain market share; our ability to optimize our financial strength; our expectations regarding contribution margin; our ability  to weather the current environment; global supply chain disruptions and any easing of constraints thereon or any stabilization thereof; expected changes in the costs of shipping containers; our ability to manage our inventory; our expectations around organic growth and our M&A strategy; our technological advances; our strategic investments in partnerships; consumer behavior; and the global macroenvironment. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire or have acquired, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19 and the war in the Ukraine, including its impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; the impact of intangible assets such as goodwill, and other impairments; disruptions to the Company's information technology systems, including but not limited to potential or actual security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; our ability to disrupt the consumer products industry; our ability to maintain and grow market share in existing and new product categories; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue and expenses; acquisitions of other companies and technologies and our ability to successfully integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

ATERIAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31, 2021	June 30, 2022
ASSETS
CURRENT ASSETS:
Cash	$30,317	$34,781
Accounts receivable—net	10,478	7,047
Inventory	63,045	76,116
Prepaid and other current assets	21,034	10,842
Total current assets	124,874	128,786
PROPERTY AND EQUIPMENT—net	1,254	946
GOODWILL—net	119,941	90,921
OTHER INTANGIBLES—net	64,955	61,341
OTHER NON-CURRENT ASSETS	2,546	2,653
TOTAL ASSETS	$313,570	$284,647
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$32,845	$33,999
Accounts payable	21,716	20,459
Seller notes	7,577	3,415
Contingent earn-out liability	3,983	774
Warrant liability	—	11,836
Accrued and other current liabilities	17,621	12,904
Total current liabilities	83,742	83,387
OTHER LIABILITIES	360	412
CONTINGENT EARN-OUT LIABILITY	5,240	—
Total liabilities	89,342	83,799
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 55,090,237 shares outstanding at December 31, 2021; 500,000,000 shares authorized and 69,219,384 shares outstanding at June 30, 2022	5	7
Additional paid-in capital	653,650	689,955
Accumulated deficit	(428,959)	(488,044)
Accumulated other comprehensive loss	(468)	(1,070)
Total stockholders’ equity	224,228	200,848
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$313,570	$284,647

See notes to condensed consolidated financial statements.

ATERIAN, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
NET REVENUE	$68,188	$58,268	$116,324	$99,941
COST OF GOODS SOLD	35,445	26,917	57,518	44,982
GROSS PROFIT	32,743	31,351	58,806	54,959
OPERATING EXPENSES:
Sales and distribution	39,310	31,866	64,379	54,840
Research and development	2,324	1,730	4,452	2,877
General and administrative	9,990	9,571	20,965	19,112
Impairment loss on goodwill	—	—	—	29,020
Change in fair value of contingent earn-out liabilities	(23,349)	(1,691)	(7,704)	(4,466)
TOTAL OPERATING EXPENSES:	28,275	41,476	82,092	101,383
OPERATING INCOME (LOSS)	4,468	(10,125)	(23,286)	(46,424)
INTEREST EXPENSE—net	4,675	338	9,092	1,138
GAIN ON EXTINGUISHMENT OF SELLER NOTE	—	—	—	(2,012)
LOSS ON INITIAL ISSUANCE OF EQUITY	—	—	—	5,835
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY	1,894	—	1,894	—
LOSS ON EXTINGUISHMENT OF DEBT	29,772	—	29,772	—
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	4,387	6,014	34,589	7,893
LOSS ON INITIAL ISSUANCE OF WARRANT	—	—	20,147	—
OTHER EXPENSE (INCOME)	5	—	38	(25)
LOSS BEFORE INCOME TAXES	(36,265)	(16,477)	(118,818)	(59,253)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	41	(168)	41	(168)
NET LOSS	$(36,306)	$(16,309)	$(118,859)	$(59,085)
Net loss per share, basic and diluted	$(1.23)	$(0.26)	$(4.26)	$(0.94)
Weighted-average number of shares outstanding, basic and diluted	29,547,781	63,947,069	27,886,582	62,749,520

See notes to condensed consolidated financial statements.

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2021	2022
OPERATING ACTIVITIES:
Net loss	$(118,859)	$(59,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,885	3,894
Provision for sales returns	607	226
Amortization of deferred financing costs and debt discounts	6,378	213
Stock-based compensation	11,760	8,913
Gain from increase of contingent earn-out liability fair value	(7,704)	(4,466)
Loss in connection with the change in warrant fair value	34,589	7,893
Loss from extinguishment of High Trail December 2020 and February 2021 Term Loan	28,240	—
Loss from embedded derivative related to term loan	1,894	—
Loss from extinguishment of Credit Facility	1,532	—
Loss on initial issuance of warrant	20,147	—
Gain in connection with settlement of note payable	—	(2,012)
Loss on initial issuance of equity	—	5,835
Impairment loss on goodwill	—	29,020
Allowance for doubtful accounts and other	4,597	127
Changes in assets and liabilities:
Accounts receivable	(10,736)	3,304
Inventory	(31,772)	(13,071)
Prepaid and other current assets	(6,545)	2,108
Accounts payable, accrued and other liabilities	30,151	(5,010)
Cash used in operating activities	(32,836)	(22,111)
INVESTING ACTIVITIES:
Purchase of fixed assets	(44)	(16)
Purchase of Healing Solutions assets	(15,280)	—
Purchase of Photo Paper Direct, net of cash acquired	(10,583)	—
Purchase of Squatty Potty assets	(19,040)	—
Cash used in investing activities	(44,947)	(16)
FINANCING ACTIVITIES:
Proceeds from warrant exercise	9,051	—
Proceeds from cancellation of warrant	16,957	—
Proceeds from equity offering, net of issuance costs	36,735	27,007
Proceeds from exercise of stock options	8,749	—
Repayments on note payable to Smash	(7,503)	(1,778)
Payment of Squatty Potty earn-out	—	(3,983)
Borrowings from MidCap credit facility	14,630	71,914
Repayments for MidCap credit facility	(28,274)	(70,972)
Deferred financing costs from MidCap credit facility	(151)	—
Repayments for High Trail December 2020 Note and February 2021 Note	(59,500)	—
Borrowings from High Trail February 2021 Note	14,025	—
Borrowings from High Trail April 2021 Note	110,000	—
Debt issuance costs from High Trail February 2021 Note	(1,462)	—
Debt issuance costs from High Trail April 2021 Note	(2,200)	—
Insurance obligation payments	(1,557)	(719)
Insurance financing proceeds	2,424	—
Cash provided by financing activities	111,924	21,469
EFFECT OF EXCHANGE RATE ON CASH	(175)	(602)
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	33,966	(1,260)
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	30,097	38,315
CASH AND RESTRICTED CASH AT END OF PERIOD	$64,063	$37,055
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$61,934	$34,781
RESTRICTED CASH—Prepaid and other assets	2,000	2,145
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$64,063	$37,055

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,727	$828
Cash paid for taxes	$41	$58
Non-cash consideration paid to contractors	$—	$1,137
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity fundraising costs not paid	$125	$—
Original issue discount	$2,475	$—
Fair value of contingent consideration	$20,971	$—
Discount of debt relating to warrants issuance	$46,756	$—
Issuance of restricted stock awards	$3,427	$—
Issuance of common stock in connection with Healing Solutions and Photo Paper Direct acquisitions	$50,529	$—
Common stock issued to High Trail	$4,056	$—
Issuance of common stock related to exercise of warrants	$—	$767
Fair value of warrants issued in connection with equity offering	$—	$18,982
Exercise of Prefunded Warrants	$—	$15,039
Reclassification of warrants to equity	$80,022	$—

See notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and accompanying tables include certain non-GAAP financial measures. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of our on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different from the non-GAAP financial measures used by other companies.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses).  As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), changes in fair-market value of warrant liability, professional fees and transition costs related to acquisitions, loss from extinguishment of debt, impairment of goodwill, loss on initial issuance of equity, litigation reserve and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors.  Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of our key metrics in running our business.  All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue.  Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”), to gross margin to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses).  By excluding these fixed costs, we believe this allows users of our financial statements to understand our products’ performance and allows them to measure our products’ performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.  We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

•	changes in cash requirements for our working capital needs; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

•	general and administrative expense necessary to operate our business;
•	research and development expenses necessary for the development, operation and support of our software platform;
•	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Adjusted EBITDA

EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes.  Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), change in fair-market value of warrant liability, professional fees and transition costs related to acquisitions, loss from extinguishment of debt, impairment of goodwill, loss on initial issuance of equity, litigation reserve and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
	(in thousands, except percentages)
Net loss	$(36,306)	$(16,309)	$(118,859)	$(59,085)
Add:
Provision for (benefit from) income taxes	41	(168)	41	(168)
Interest expense, net	4,675	338	9,092	1,138
Depreciation and amortization	1,681	2,048	2,885	3,894
EBITDA	(29,909)	(14,091)	(106,841)	(54,221)
Other expense (income), net	(5)	—	(38)	(25)
Impairment loss on goodwill	—	—	—	29,020
Change in fair value of contingent earn-out liabilities	(23,349)	(1,691)	(7,704)	(4,466)
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	2,233	—	4,041	—
Gain on extinguishment of seller note	—	—	—	(2,012)
Loss on initial issuance of equity	—	—	—	5,835
Change in fair value of derivative liability	1,894	—	1,894	—
Loss on extinguishment of debt	29,772	—	29,772	—
Change in fair market value of warrant liability	4,387	6,014	34,589	7,893
Loss on initial issuance of warrant	—	—	20,147	—
Professional fees related to acquisitions	948	—	1,397	—
Litigation reserve	—	—	—	800
Transition cost from acquisitions	632	—	1,184	—
Transition cost from Photo Paper Direct acquisition	696	—	696	—
Reserve on dispute with PPE supplier	4,100	—	4,100	—
Stock-based compensation expense	4,862	6,048	11,760	8,913
Adjusted EBITDA	$(3,739)	$(3,720)	$(5,003)	$(8,263)
Net loss as a percentage of net revenue	(53.2)%	(28.0)%	(102.2)%	(59.1)%
Adjusted EBITDA as a percentage of net revenue	(5.5)%	(6.4)%	(4.3)%	(8.3)%

Contribution Margin

Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
	(in thousands, except percentages)
Gross Profit	$32,743	$31,351	$58,806	$54,959
Add:
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	2,233	—	4,041	—
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(29,315)	(25,703)	(51,052)	(45,479)
Contribution margin	$5,661	$5,648	$11,795	$9,480
Gross Profit as a percentage of net revenue	48.0%	53.8%	50.6%	55.0%
Contribution margin as a percentage of net revenue	8.3%	9.7%	10.1%	9.5%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These costs primarily reflect the estimated variable costs related to the sale of a product.

ii.Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii.Milk phase or Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. In order to enter the milk phase, a product must be well received and become a strong leader in its category in both customer satisfaction and volume sold as compared to its competition. Products in the milk phase that have achieved profitability should benefit from pricing power and we expect their profitability to increase accordingly. To date, none of our products have achieved the milk phase and we can provide no assurance that any of our products will do so in the future.

The following tables break out our second quarter 2021 and 2022 results of operations by our product phases:

	Three months ended June 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$61,764	$4,358	$2,066	$—	$—	$68,188
COST OF GOODS SOLD	28,555	3,464	3,426	—	—	35,445
GROSS PROFIT	33,209	894	(1,360)	—	—	32,743
OPERATING EXPENSES:
Sales and distribution	25,412	2,131	1,765	8,433	1,569	39,310
Research and development	—	—	—	1,103	1,221	2,324
General and administrative	—	—	—	7,918	2,072	9,990
Change in fair value of contingent earn-out liabilities	—	—	—	(23,349)	—	(23,349)

	Three months ended June 30, 2022 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$54,080	$1,342	$2,846	$—	$—	$58,268
COST OF GOODS SOLD	24,259	742	1,916	—	—	26,917
GROSS PROFIT	29,821	600	930	—	—	31,351
OPERATING EXPENSES:
Sales and distribution	22,635	632	2,435	3,281	2,882	31,866
Research and development	—	—	—	1,097	633	1,730
General and administrative	—	—	—	7,038	2,533	9,571
Change in fair value of contingent earn-out liabilities	—	—	—	(1,691)	—	(1,691)

	Six months ended June 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$103,710	$6,957	$5,657	$—	$—	$116,324
COST OF GOODS SOLD	45,860	4,916	6,742	—	—	57,518
GROSS PROFIT	57,850	2,041	(1,085)	—	—	58,806
OPERATING EXPENSES:
Sales and distribution	44,228	3,528	3,283	10,816	2,524	64,379
Research and development	—	—	—	2,348	2,104	4,452
General and administrative	—	—	—	13,833	7,132	20,965
Change in fair value of contingent earn-out liabilities	—	—	—	(7,704)	—	(7,704)

	Six months ended June 30, 2022 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$92,044	$2,179	$5,718	$—	$—	$99,941
COST OF GOODS SOLD	40,008	1,153	3,821	—	—	44,982
GROSS PROFIT	52,036	1,026	1,897	—	—	54,959
OPERATING EXPENSES:
Sales and distribution	40,114	1,167	4,197	6,133	3,229	54,840
Research and development	—	—	—	1,970	907	2,877
General and administrative	—	—	—	14,335	4,777	19,112
Impairment loss on goodwill	—	—	—	29,020	—	29,020
Change in fair value of contingent earn-out liabilities	—	—	—	(4,466)	—	(4,466)